SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 3, 2007, Endurance Specialty Holdings Ltd. (the "Company") entered into an agreement to purchase warrants exercisable for 100,000 of its ordinary shares (the “Warrants”) owned by Robert A. Spass, an initial investor at the formation of the Company in 2001. Mr. Spass is also a member of the Company’s Board of Directors. The parties have agreed to a purchase price of US$25.33 per Warrant, or an aggregate total purchase price of US$2,533,000. The closing of the purchase of the Warrants is scheduled to occur on January 3, 2008.

The Company is making the repurchase under its existing share repurchase program and is using existing cash on hand to fund the repurchase.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Warrant Purchase Agreement by and between Robert A. Spass and Endurance Specialty Holdings Ltd., dated as of December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 5, 2007

By:	/s/ John V. Del Col

Name: John V. Del Col

Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Warrant Purchase Agreement by and between Robert A. Spass and Endurance Specialty Holdings Ltd., dated as of December 3, 2007